EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Receivable Acquisition & Management Corporation (the "Company") on Form 10-K for the year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Max Khan, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Receivable Acquisition & Management Corporation and will be retained by Receivable Acquisition & Management Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

January 12, 2011

By:	/s/ Max Khan
Max Khan
Chief Executive Officer,
Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)